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                                                                    EXHIBIT 10.2


                         CHAPARRAL NETWORK STORAGE, INC.
                            2000 STOCK INCENTIVE PLAN


                                  ARTICLE ONE
                               GENERAL PROVISIONS

I.   PURPOSE OF THE PLAN

     This 2000 Stock Incentive Plan is intended to promote the interests of Chaparral Network Storage, Inc., a Delaware corporation, by providing eligible persons with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in the Corporation as an incentive for them to remain in the service of the Corporation.

     Capitalized terms shall have the meanings assigned to such terms in the attached Appendix

II.  STRUCTURE OF THE PLAN

     A. This Plan shall be divided into five separate equity programs:

        (i) the Discretionary Option Grant Program under which eligible persons may, at the discretion of the Plan Administrator, be granted options to purchase shares of Common Stock,

        (ii) the Salary Investment Option Grant Program under which eligible Employees may elect to have a portion of their base salary invested each year in special options,

        (iii) the Stock Issuance Program under which eligible persons may, at the discretion of the Plan Administrator, be issued shares of Common Stock directly, either through the immediate purchase of such shares or as a bonus for services rendered the Corporation (or any Parent or Subsidiary),

        (iv) the Automatic Option Grant Program under which eligible non-Employee Board members shall automatically receive options at periodic intervals to purchase shares of Common Stock; and

        (v) the Director Fee Option Grant Program under which non-Employee Board members may elect to have all or any portion of their annual retainer fee otherwise payable in cash applied to a special option grant.

     B. The provisions of Articles One and Seven shall apply to all equity programs under this Plan and shall govern the interests of all persons under this Plan.

III. ADMINISTRATION OF THIS PLAN

     A. The following provisions shall govern the administration of this Plan:



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        (i)   The Board shall delegate authority to administer the Discretionary
     Option Grant Program, the Salary Investment Option Grant Program and the Stock Issuance Program with respect to Section 16 Insiders and highly compensated Employees to the Primary Committee.

        (ii) Administration of the Discretionary Option Grant Program, the Salary Investment Option Grant Program and the Stock Issuance Program with respect to all other persons eligible to participate in those programs may, at the Board's discretion, be vested in the Primary Committee or a Secondary Committee, or the Board may retain the power to administer those programs with respect to all such persons.

        (iii) The Board shall have the authority to administer the Director Fee Option Grant Program with respect to Section 16 Insiders but may delegate such authority in whole or in part to the Primary Committee.

        (iv) Administration of the Automatic Option Grant Program shall be self-executing in accordance with the terms of that program.

     B. Each Plan Administrator shall, within the scope of its administrative jurisdiction under this Plan, have full power and authority subject to the provisions of this Plan:

        (i) to establish such rules as it may deem appropriate for proper administration of this Plan, to make all factual determinations, to construe and interpret the provisions of this Plan and the awards thereunder and to resolve any and all ambiguities thereunder;

        (ii) to determine, with respect to awards made under the Discretionary Option Grant and Stock Issuance Programs, which eligible persons are to receive such awards, the time or times when such awards are to be made, the number of shares to be covered by each such award, the vesting schedule (if any) applicable to the award, the status of a granted option as either an Incentive Option or a Non-Statutory Option and the maximum term for which the option is to remain outstanding;

        (iii) to amend, modify or cancel any outstanding award with the consent of the holder or accelerate the vesting of such award; and

        (iv) to take such other discretionary actions as permitted pursuant to the terms of the applicable program.

     Decisions of each Plan Administrator within the scope of its administrative functions under this Plan shall be final and binding on all parties.

     C. Members of the Primary Committee or any Secondary Committee shall serve for such period of time as the Board may determine and may be removed by the Board at any time. The Board may also at any time terminate the functions of any Secondary Committee and reassume all powers and authority previously delegated to such committee.

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     D. Service on the Primary Committee or the Secondary Committee shall constitute service as a Board member, and members of each such committee shall accordingly be entitled to full indemnification and reimbursement as Board members for their service on such committee. No member of the Primary Committee or the Secondary Committee shall be liable for any act or omission made in good faith with respect to this Plan or any options or stock issuances under this Plan.

IV.  ELIGIBILITY

     A. The persons eligible to participate in the Discretionary Option Grant and Stock Issuance Programs are as follows:

        (i)   Employees,

        (ii) non-Employee members of the Board or the board of directors of any Parent or Subsidiary, and

        (iii) consultants and other independent advisors who provide services to the Corporation (or any Parent or Subsidiary).

     B. Only Employees who are Section 16 Insiders or other highly compensated individuals shall be eligible to participate in the Salary Investment Option Grant Program.

     C. Only non-Employee Board members shall be eligible to participate in the Automatic Option Grant and Director Fee Option Grant Programs.

V.   STOCK SUBJECT TO THIS PLAN

     A. The stock issuable under this Plan shall be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Corporation on the open market. The maximum number of shares of Common Stock initially reserved for issuance over the term of this Plan shall not exceed 10,000,000 shares. Such authorized share reserve consists of (i) the number of shares which remain available for issuance, as of the Registration Date, under the Predecessor Plan, including the shares subject to the outstanding options to be incorporated into this Plan and the additional shares which would otherwise be available for future grant under the Predecessor Plan (estimated to be 7,000,000 shares), plus (ii) three million (3,000,000) shares.

     B. The number of shares of Common Stock available for issuance under this Plan shall automatically increase on the first trading day of each calendar year during the term of this Plan, beginning with the 2001 calendar year, by an amount equal to four and one-half percent (4.5%) of the shares of Common Stock outstanding on the last trading day of the immediately preceding calendar year, but in no event shall such annual increase exceed four million (4,000,000) shares.

     C. No one person participating in this Plan may receive options, separately exercisable stock appreciation rights and direct stock issuances for more than two and one-half million (2,500,000) shares of Common Stock in the aggregate per calendar year, beginning with the 2000 calendar year.

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     D. Shares of Common Stock subject to outstanding options (including options incorporated into this Plan from the Predecessor Plan) shall be available for subsequent issuance under this Plan to the extent those options expire, terminate or are canceled for any reason prior to exercise in full. Unvested shares issued under this Plan and subsequently repurchased by the Corporation, at the original exercise or issue price paid per share, pursuant to the Corporation's repurchase rights under this Plan, shall be added back to the number of shares of Common Stock reserved for issuance under this Plan and shall accordingly be available for reissuance through one or more subsequent options or direct stock issuances under this Plan. However, should the exercise price of an option under this Plan be paid with shares of Common Stock or should shares of Common Stock otherwise issuable under this Plan be withheld by the Corporation in satisfaction of the withholding taxes incurred in connection with the exercise of an option or the vesting of a stock issuance under this Plan, then the number of shares of Common Stock available for issuance under this Plan shall be reduced by the gross number of shares for which the option is exercised or which vest under the stock issuance, and not by the net number of shares of Common Stock issued to the holder of such option or stock issuance. Shares of Common Stock underlying one or more stock appreciation rights exercised under this Plan shall not be available for subsequent issuance.

     E. If any change is made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration (provided, however, that conversion of any convertible securities of the Corporation shall not be deemed to have been effected without the Corporation's receipt of consideration), appropriate adjustments shall be made to (i) the maximum number and/or class of securities issuable under this Plan, (ii) the number and/or class of securities by which the share reserve is to increase each calendar year pursuant to the automatic share increase provisions of this Plan, (iii) the number and/or class of securities for which any one person may be granted options, separately exercisable stock appreciation rights and direct stock issuances under this Plan per calendar year, (iv) the number and/or class of securities for which grants are subsequently to be made under the Automatic Option Grant Program to new and continuing non-Employee Board members, (v) the number and/or class of securities and the exercise price per share in effect under each outstanding option under this Plan and (vi) the number and/or class of securities and price per share in effect under each outstanding option incorporated into this Plan from the Predecessor Plan. Such adjustments to the outstanding options are to be effected in a manner which shall preclude the enlargement or dilution of rights and benefits under such options. The adjustments determined by the Plan Administrator shall be final, binding and conclusive.

                                  ARTICLE TWO
                       DISCRETIONARY OPTION GRANT PROGRAM

I.   OPTION TERMS

     Each option shall be evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below. Each document evidencing an Incentive Option shall, in addition, be subject to the provisions of this Plan applicable to such options.

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     A. EXERCISE PRICE.

        1. The exercise price per share shall be fixed by the Plan Administrator at the time of the option grant and may be less than, equal to or greater than the Fair Market Value per share of Common Stock on the option grant date, provided that the exercise price for option grants made to Section 16 Insiders and other highly compensated Employees shall not be less than the Fair Market Value per share of Common Stock on the option grant date.

        2. The exercise price shall become immediately due upon exercise of the option and shall, subject to the provisions of Section II of Article Seven and the documents evidencing the option, be payable in one or more of the following forms:

        (i)   in cash or check made payable to the Corporation;

        (ii) shares of Common Stock held for the requisite period necessary to avoid a charge to the Corporation's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date, or

        (iii) to the extent the option is exercised for vested shares, through a special sale and remittance procedure pursuant to which the Optionee shall concurrently provide irrevocable instructions to (a) a Corporation-approved brokerage firm to effect the immediate sale of the purchased shares and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) the Corporation to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale.

     Except to the extent such sale and remittance procedure is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

     B. EXERCISE AND TERM OF OPTIONS. Each option shall vest and become exercisable at such time or times, during such period and for such number of shares as shall be determined by the Plan Administrator and set forth in the documents evidencing the option. However, no option shall have a term in excess of ten (10) years measured from the option grant date.

     C. CESSATION OF SERVICE.

        1. The following provisions shall govern the exercise of any options outstanding at the time of the Optionee's cessation of Service or death:

        (i) Any option outstanding at the time of the Optionee's cessation of Service for any reason shall remain exercisable for such period of time thereafter as shall be determined by the Plan Administrator and set forth in the documents evidencing the option, but no such option shall be exercisable after the expiration of the option term.

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        (ii)  Each option outstanding at the time of the death of the Optionee but not otherwise fully vested shall automatically accelerate so that each such option shall, immediately prior to the death of the Optionee, vest and become exercisable for all of the shares of Common Stock at the time subject to that option which would otherwise have vested in the twenty-four
     (24) months following the date of death of the Optionee and may be exercised by the Beneficiary of the Optionee for any or all of those shares as fully vested options for shares of Common Stock. Any option exercisable in whole or in part by the Optionee at the time of his death, including the options which have become exercisable pursuant to the preceding sentence, may be subsequently exercised by his or her Beneficiary.

        (iii) Each option outstanding at the time of the Permanent Disability of the Optionee but not otherwise fully vested shall automatically accelerate so that each such option shall, effective upon the date the Optionee becomes Permanently Disabled, become exercisable for all of the shares of Common Stock at the time subject to that option which would otherwise have vested in the twelve (12) months following the date the Optionee becomes Permanently Disabled and may be exercised by the Optionee for any or all of those shares as fully vested options for shares of Common Stock.

        (iv) During the applicable post-Service exercise period, the option may not be exercised in the aggregate for more than the number of vested shares for which the option is exercisable on the date of the Optionee's cessation of Service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Service, terminate and cease to be outstanding to the extent the option is not otherwise at that time exercisable for vested shares.

        (v) Upon the Termination for Cause of the Optionee while his or her options are outstanding, then all such options shall terminate immediately and cease to be outstanding.

        (vi) An Optionee's leave of absence for a period agreed by the Corporation or required by law shall not constitute a cessation of Services. Any option outstanding at the time Optionee commences a leave of absence shall remain during the period of such leave of absence outstanding and exercisable to the extent exercisable on the commencement date of the leave of absence, but the period of such leave of absence shall not be credited towards vesting.

        2. The Plan Administrator shall have complete discretion, exercisable either at the time an option is granted or at any time while the option remains outstanding:

        (i) to extend the period of time for which the option is to remain exercisable following the Optionee's cessation of Service to such period of time as the Plan Administrator shall deem appropriate, but in no event beyond the expiration of the option term, and/or

        (ii) to permit the option to be exercised, during the applicable post-Service exercise period, for one or more additional installments in which the Optionee would have vested had the Optionee continued in Service.


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     D. STOCKHOLDER RIGHTS. The holder of an option shall have no stockholder rights with respect to the shares subject to the option until such person shall have exercised the option, paid the exercise price and become a holder of record of the purchased shares.

     E. REPURCHASE RIGHTS. The Plan Administrator shall have the discretion to grant options which are exercisable for unvested shares of Common Stock. Should the Optionee cease Service while holding such unvested shares, the Corporation shall have the right to repurchase, at the exercise price paid per share, any or all of those unvested shares. The terms upon which such repurchase right shall be exercisable (including the period and procedure for exercise and the appropriate vesting schedule for the purchased shares) shall be established by the Plan Administrator and set forth in the document evidencing such repurchase right.

     F. LIMITED TRANSFERABILITY OF OPTIONS. During the lifetime of the Optionee, Incentive Options shall be exercisable only by the Optionee and shall not be assignable or transferable other than by will or by the laws of descent and distribution following the Optionee's death. Non-Statutory Options shall be subject to the same restrictions, except that a Non-Statutory Option may, to the extent permitted by the Plan Administrator, be assigned in whole or in part during the Optionee's lifetime (i) as a gift to one or more members of the Optionee's immediate family, to a trust in which Optionee and/or one or more such family members hold more than fifty percent (50%) of the beneficial interest or to an entity in which more than fifty percent (50%) of the voting interests are owned by one or more such family members or (ii) pursuant to a domestic relations order. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Plan Administrator may deem appropriate.

II.  INCENTIVE OPTIONS

     The terms specified below shall be applicable to all Incentive Options. Except as modified by the provisions of this Section II, all the provisions of Articles One, Two and Six shall be applicable to Incentive Options. Options which are specifically designated as Non-Statutory Options when issued under this Plan shall not be subject to the terms of this Section II.

     A. ELIGIBILITY. Incentive Options may only be granted to Employees.

     B. EXERCISE PRICE. The exercise price per share shall not be less than one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

     C. DOLLAR LIMITATION. The aggregate Fair Market Value of the shares of Common Stock (determined as of the respective date or dates of grant) for which one or more options granted to any Employee under this Plan (or any other option plan of the Corporation or any Parent or Subsidiary) may for the first time become exercisable as Incentive Options during any one calendar year shall not exceed the sum of One Hundred Thousand Dollars ($100,000). To the extent the Employee holds two (2) or more such options which become exercisable for the first time in the same calendar year, the foregoing limitation on the exercisability of such options as Incentive Options shall be applied on the basis of the order in which such options are granted. In the event the foregoing results in a portion of an Option designated as an Incentive Option exceeding the $100,000 limitation,

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such excess shall be treated as a Non-Statutory Option and the portion not in excess of such limitation shall continue to be treated as an Incentive Option.

     D. 10% STOCKHOLDER. If any Employee to whom an Incentive Option is granted is a 10% Stockholder, then the exercise price per share shall not be less than one hundred ten percent (110%) of the Fair Market Value per share of Common Stock on the option grant date, and the option term shall not exceed five (5) years measured from the option grant date.

     E. EXERCISE FOLLOWING CESSATION OF SERVICE. In the event of an Optionee's cessation of Service, if an Incentive Option held by such Optionee is exercised (in accordance with the terms and provisions of the documents evidencing such Option and this Plan) after the expiration of the exercise periods that apply for purposes of Section 422 of the Code, such Option will thereafter be treated as a Non-Statutory Option.

III. CHANGE IN CONTROL

     A. Each option outstanding at the time of a Change in Control but not otherwise fully vested shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Change in Control, vest and become exercisable for all of the shares of Common Stock at the time subject to that option which would otherwise have vested in the twelve (12) months following the date of the Change of Control and may be exercised for any or all of those shares as fully vested shares of Common Stock if: (i) such option is, in connection with the Change in Control, assumed or otherwise continued in full force and effect by the successor corporation (or parent thereof) pursuant to the terms of the Change in Control, or (ii) such option is replaced with a cash incentive program of the successor corporation which preserves the spread existing at the time of the Change in Control on the shares of Common Stock for which the option is not otherwise at that time exercisable and provides for subsequent payout in accordance with the same vesting schedule applicable to those option shares. If such option is not so assumed or replaced, then all options outstanding at the time of a Change in Control but not otherwise fully vested shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Change in Control, become exercisable for all of the shares of Common Stock at the time subject to that option and may be exercised for any or all of those shares as fully vested options for shares of Common Stock.

     B. If such option is so assumed or replaced, and if there is an Involuntary Termination of the employment of the Optionee by the successor corporation or affiliate thereof within twelve (12) months from the date of the Change in Control, then all options of such Optionee outstanding at the time of such termination but not otherwise fully vested shall automatically accelerate so that each such option shall, as of the effective date of the Change in Control, become exercisable for all of the shares of Common Stock at the time subject to that option and may be exercised for any or all of those shares as fully vested options for shares of Common Stock. Any options so accelerated shall remain exercisable for fully vested shares until the earlier of (i) the expiration of the option term or (ii) the expiration of the one (1) year period measured from the effective date of the Involuntary Termination. In addition, the Plan Administrator may at any time provide that one or more of the Corporation's repurchase rights shall immediately terminate upon such Involuntary Termination.



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     C. All outstanding repurchase rights shall also terminate automatically, and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Change in Control, except to the extent: (i) those repurchase rights are assigned to the successor corporation (or parent thereof) or otherwise continue in full force and effect pursuant to the terms of the Change in Control or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the repurchase right is issued.

     D. Each option which is assumed in connection with a Change in Control shall be appropriately adjusted, immediately after such Change in Control, to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control. Appropriate adjustments to reflect such Change in Control shall also be made to (i) the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same, (ii) the maximum number and/or class of securities available for issuance over the remaining term of this Plan and (iii) the maximum number and/or class of securities for which any one person may be granted options, separately exercisable stock appreciation rights and direct stock issuances under this Plan per calendar year.

     E. The Plan Administrator may at any time provide that one or more options will automatically accelerate in connection with a Change in Control, whether or not those options are assumed or otherwise continued in full force and effect pursuant to the terms of the Change in Control. Any such option shall accordingly become exercisable, immediately prior to the effective date of such Change in Control, for all of the shares of Common Stock at the time subject to that option and may be exercised for any or all of those shares as fully vested shares of Common Stock. In addition, the Plan Administrator may at any time provide that one or more of the Corporation's repurchase rights shall not be assignable in connection with such Change in Control and shall terminate upon the consummation of such Change in Control.

     F. The portion of any Incentive Option accelerated in connection with a Change in Control shall remain exercisable as an Incentive Option only to the extent the applicable One Hundred Thousand Dollar ($100,000) limitation is not exceeded. To the extent such dollar limitation is exceeded, the accelerated portion of such option in excess of the dollar limitation shall be exercisable as a Non-Statutory Option under the Federal tax laws.

IV.  STOCK APPRECIATION RIGHTS

     The Plan Administrator may, subject to such conditions as it may determine, grant to selected Optionees stock appreciation rights which will allow the holders of those rights to elect between the exercise of the underlying option for shares of Common Stock and the surrender of that option in exchange for a distribution from the Corporation in an amount equal to the excess of (a) the Option Surrender Value of the number of shares for which the option is surrendered over (b) the aggregate exercise price payable for such shares. The distribution may be made in shares of Common Stock valued at Fair Market Value on the option surrender date, in cash, or partly in shares and partly in cash, as the Plan Administrator shall in its sole discretion deem appropriate.



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                                 ARTICLE THREE
                     SALARY INVESTMENT OPTION GRANT PROGRAM

I.   OPTION GRANTS

     The Primary Committee may implement the Salary Investment Option Grant Program for one or more calendar years beginning after the Underwriting Date and select the Section 16 Insiders and other highly compensated Employees eligible to participate in the Salary Investment Option Grant Program for each such calendar year. Each selected individual who elects to participate in the Salary Investment Option Grant Program must, prior to the start of each calendar year of participation, file with the Plan Administrator (or its designate) an irrevocable authorization directing the Corporation to reduce his or her base salary for that calendar year by an amount not less than Five Thousand Dollars ($5,000.00) nor more than Fifty Thousand Dollars ($50,000.00). The Primary Committee shall have complete discretion to determine whether to approve the filed authorization in whole or in part. To the extent the Primary Committee approves the authorization, the individual who filed that authorization shall be granted an option under the Salary Investment Grant Program on the first trading day in January for the calendar year for which the salary reduction is to be in effect.

II.  OPTION TERMS

     Each option shall be a Non-Statutory Option evidenced by one or more documents in the form approved by the Plan Administrator; provided, however, that each such document shall comply with the terms specified below.

     A. EXERCISE PRICE.

        1. The exercise price per share shall be one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

        2. The exercise price shall become immediately due upon exercise of the option and shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

     B. NUMBER OF OPTION SHARES. The number of shares of Common Stock subject to the option shall be determined pursuant to the following formula (rounded down to the nearest whole number):

        X = A / (B x C), where

        X is the number of option shares,

        A is the dollar amount of the approved reduction in the Optionee's base salary for the calendar year, and

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        B is the Fair Market Value per share of Common Stock on the option grant date.

        C is equal to the exercise price per share established by the Board (which amount shall be expressed as a percentage of Fair Market Value).

     C. EXERCISE AND TERM OF OPTIONS. The option shall become exercisable in a series of twelve (12) successive equal monthly installments upon the Optionee's completion of each calendar month of Service in the calendar year for which the salary reduction is in effect. Each option shall have a maximum term of ten (10) years measured from the option grant date.

     D. CESSATION OF SERVICE. Each option outstanding at the time of the Optionee's cessation of Service shall remain exercisable, for any or all of the shares for which the option is exercisable at the time of such cessation of Service, until the earlier of (i) the expiration of the option term or (ii) the expiration of the three (3)-year period following the Optionee's cessation of Service. To the extent the option is held by the Optionee at the time of his or her death, the option may be exercised by his or her Beneficiary. However, the option shall, immediately upon the Optionee's cessation of Service, terminate and cease to remain outstanding with respect to any and all shares of Common Stock for which the option is not otherwise at that time exercisable. An Optionee's leave of absence for a period agreed by the Corporation shall not constitute a cessation of Services. Any option outstanding at the time Optionee commences a leave of absence shall remain during the period of such leave of absence outstanding and exercisable to the extent exercisable on the commencement date of the leave of absence, but the period of such leave of absence shall not be credited towards vesting.

III. CHANGE IN CONTROL

     A. In the event of any Change in Control while the Optionee remains in Service, each outstanding option shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Change in Control become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. Each such option accelerated in connection with a Change in Control shall terminate upon the Change in Control, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control.

     B. Each option which is assumed in connection with a Change in Control shall be appropriately adjusted to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same.

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IV.  REMAINING TERMS

     The remaining terms of each option granted under the Salary Investment Option Grant Program shall be the same as the terms in effect for options made under the Discretionary Option Grant Program.

                                  ARTICLE FOUR
                             STOCK ISSUANCE PROGRAM

I.   STOCK ISSUANCE TERMS

     Shares of Common Stock may be issued under the Stock Issuance Program through direct and immediate issuances without any intervening options. Shares of Common Stock may also be issued under the Stock Issuance Program pursuant to share right awards which entitle the recipients to receive those shares upon the attainment of designated performance goals or Service requirements. Each such award shall be evidenced by one or more documents which comply with the terms specified below.

     A. PURCHASE PRICE.

        1. The purchase price per share of Common Stock subject to direct issuance shall be fixed by the Plan Administrator and may be less than, equal to or greater than the Fair Market Value per share of Common Stock on the issue date.

        2. Shares of Common Stock may be issued under the Stock Issuance Program for any of the following items of consideration which the Plan Administrator may deem appropriate in each individual instance:

           (i) cash or check made payable to the Corporation, or

           (ii) past services rendered to the Corporation (or any Parent or Subsidiary).

     B. VESTING/ISSUANCE PROVISIONS; PERFORMANCE SHARES.

        1. The Plan Administrator may issue shares of Common Stock which are fully and immediately vested upon issuance or which are to vest in one or more installments over the Participant's period of Service or upon attainment of specified performance targets. Alternatively, the Plan Administrator may issue share right awards which shall entitle the recipient to receive a specified number of vested shares of Common Stock upon the attainment of one or more performance targets or Service requirements established by the Plan Administrator.

        2. The Plan Administrator may establish maximum and minimum performance targets to be achieved during the applicable Performance Cycle in accordance with the following: Any performance targets established by the Plan Administrator shall relate to corporate, group, unit or individual performance and may be established in terms of one or more of the following factors: revenue, earnings, sales, market shares, costs, stock price, growth in earnings, and/or ratios of earnings or revenue to equity or assets. If the Plan Administrator establishes maximum and minimum performance target, the Plan Administrator shall establish the method for computing the number of Performance Shares payable to a Participant upon satisfaction of each of the performance targets, and shall designate the Participants who are eligible for such Performance Shares within 90 days after the commencement of the Performance Cycle to which the awards relate or, if earlier, before 25 percent of such Performance Cycle has elapsed. Multiple performance targets may be used and the components of multiple performance targets may be given the same or different weight in determining the amount of an award earned, and may relate to absolute performance or relative performance measured against other groups, units, individuals or entities. Each performance target, and the methods for computing the amount of an award to which an employee shall be entitled as a result of the achievement of one or more performance targets, shall be stated in terms of an objective formula or standard. Achievement of the maximum performance target shall entitle the Participant to payment at the full or maximum amount specified with respect to the award; provided, however, that notwithstanding any other provisions of this Plan, in the case of an award of Performance Shares, the Plan Administrator in its discretion may establish an upper limit on the amount payable (whether in cash or shares) as a result of the achievement of the maximum performance target. The Plan Administrator may also establish that a portion of a full or maximum amount of a Participant's a award of Performance Shares will be paid for performance which exceeds the minimum performance target but falls below the maximum performance target applicable to such award. Following the conclusion of each Performance Cycle, the Plan Administrator shall determine the extent to which performance targets have been attained, and the satisfaction of any other terms and conditions with respect to an award relating to such Performance Cycle. The Plan Administrator shall certify what, if any, payment is due with respect to an award of Performance Shares and whether such payment shall be made in cash, Common Stock or some combination. Payment shall be made in a lump sum or installments, as determined by the Plan Administrator, commencing as promptly as practicable following the end of the applicable Performance Cycle, subject to such terms and conditions and in such form as may be prescribed by the Plan Administrator.

        3. Any new, substituted or additional securities or other property (including money paid other than as a regular cash dividend) which the Participant may have the right to receive with respect to his or her unvested shares of Common Stock by reason of any stock dividend, stock split, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation's receipt of consideration shall be issued subject to (i) the same vesting requirements applicable to the Participant's unvested shares of Common Stock and
(ii) such escrow arrangements as the Plan Administrator shall deem appropriate.

        4. The Participant shall have full stockholder rights with respect to the issued shares of Common Stock, whether or not the Participant's interest in those shares is vested. Accordingly, the Participant shall have the right to vote such shares and to receive any regular cash dividends paid on such shares.

        5. Should the Participant cease to remain in Service while holding one or more unvested shares of Common Stock, or should the performance objectives not be attained with respect to one or more such unvested shares of Common Stock, then those shares shall be immediately surrendered to the Corporation for cancellation, and the Participant shall have no further stockholder rights with respect to those shares. To the extent the surrendered shares were previously issued to the Participant for consideration paid in cash or cash equivalent (including the Participant's purchase-money indebtedness), the Corporation shall repay to the Participant the cash consideration paid for the surrendered shares and shall cancel the unpaid principal balance of any outstanding purchase-money note of the Participant attributable to the surrendered shares.

        6. The Plan Administrator may waive the surrender and cancellation of one or more unvested shares of Common Stock (or other assets attributable thereto) which would otherwise occur upon the cessation of the Participant's Service or the non-attainment of the performance objectives applicable to those shares. Such waiver shall result in the immediate vesting of the Participant's interest in the shares of Common Stock as to which the waiver applies. Such waiver may be effected at any time, whether before or after the Participant's cessation of Service or the attainment or non-attainment of the applicable performance objectives.

        7. Outstanding share right awards shall automatically terminate, and no shares of Common Stock shall actually be issued in satisfaction of those awards, if the performance targets or Service requirements established for such awards are not attained. The Plan Administrator, however, shall have the authority to issue shares of Common Stock in satisfaction of one or more outstanding share right awards as to which the designated performance targets or Service requirements are not attained.

II.  CHANGE IN CONTROL

     A. All of the Corporation's outstanding repurchase rights shall terminate automatically, and all the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Change in Control, except to the extent (i) those repurchase rights are assigned to the successor corporation (or parent thereof) or otherwise continue in full force and effect pursuant to the terms of the Change in Control or (ii) such accelerated vesting is precluded by other limitations imposed by the Plan Administrator at the time the option grant is issued.

     B. The Plan Administrator may at any time provide for the automatic termination of one or more of those outstanding repurchase rights and the immediate vesting of the shares of Common Stock subject to those terminated rights upon (i) a Change in Control or (ii) an Involuntary Termination of the Participant's Service within a designated period (not to exceed eighteen (18) months) following the effective date of any Change in Control in which those repurchase rights are assigned to the successor corporation (or parent thereof) or otherwise continue in full force and effect.

III. SHARE ESCROW/LEGENDS

     Unvested shares may, in the Plan Administrator's discretion, be held in escrow by the Corporation until the Participant's interest in such shares vests or may be issued directly to the Participant with restrictive legends on the certificates evidencing those unvested shares.

                                  ARTICLE FIVE
                         AUTOMATIC OPTION GRANT PROGRAM

I.   OPTION TERMS

     A. GRANT DATES. Options shall be made on the dates specified below:

        1. Each individual who is first elected or appointed as a non-Employee Board member at any time after the Underwriting Date shall automatically be granted, on the date of such initial election or appointment, a Non-Statutory Option to purchase forty-five thousand (45,000) shares of Common Stock, provided that individual has not previously been in the employ of the Corporation (or any Parent or Subsidiary).

        2. On the date of each Annual Stockholders Meeting beginning with the 2001 Annual Stockholder Meeting, each individual who has served as a non-Employee Board member for six months or more and who is to continue to serve as a non-Employee Board member following such Annual Stockholders Meeting shall automatically be granted a Non-Statutory Option to purchase fifteen thousand (15,000) shares of Common Stock.

     B. EXERCISE PRICE.

        1. The exercise price per share shall be equal to one hundred percent (100%) of the Fair Market Value per share of Common Stock on the option grant date.

        2. The exercise price shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

     C. OPTION TERM. Each option shall have a term of ten (10) years measured from the option grant date.

     D. EXERCISE AND VESTING OF OPTIONS. Each initial 45,000-share option shall vest and become exercisable in a series of three (3) successive equal annual installments over the Optionee's period of continued service as a Board member, with the first such installment to vest and become exercisable upon the Optionee's completion of one (1) year of Board service measured from the option grant date. Each annual 15,000-share option shall vest and become exercisable upon the Optionee's completion of one (1) year of Board service measured from the option grant date.

     E. CESSATION OF BOARD SERVICE. The following provisions shall govern the exercise of any options outstanding at the time of the Optionee's cessation of Board service:

        (i) Any option outstanding at the time of the Optionee's cessation of Board service for any reason shall remain exercisable for a twelve
     (12)-month period following the
     date of such cessation of Board service, but in no event shall such option be exercisable after the expiration of the option term.

        (ii) Any option exercisable in whole or in part by the Optionee at the time of death may be subsequently exercised by his or her Beneficiary.

        (iii) Following the Optionee's cessation of Board service, the option may not be exercised in the aggregate for more than the number of shares for which the option was exercisable on the date of such cessation of Board service. Upon the expiration of the applicable exercise period or (if earlier) upon the expiration of the option term, the option shall terminate and cease to be outstanding for any vested shares for which the option has not been exercised. However, the option shall, immediately upon the Optionee's cessation of Board service, terminate and cease to be outstanding for any and all shares for which the option is not otherwise at that time exercisable.

        (iv) However, should the Optionee cease to serve as a Board member by reason of death or Permanent Disability, then all shares at the time subject to the option shall immediately vest so that such option may, during the twelve (12)-month exercise period following such cessation of Board service, be exercised for all or any portion of those shares as fully-vested shares of Common Stock.

II.  CHANGE IN CONTROL

     A. In the event of any Change in Control, the shares of Common Stock at the time subject to each outstanding option but not otherwise vested shall automatically vest in full so that each such option may, immediately prior to the effective date of such Change in Control, became fully exercisable for all of the shares of Common Stock at the time subject to such option and maybe exercised for all or any of those shares as fully vested options for shares of Common Stock. Each such option accelerated in connection with a Change in Control shall terminate upon the Change in Control, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the terms of the Change in Control.

     B. All outstanding repurchase rights shall automatically terminate and the shares of Common Stock subject to those terminated rights shall immediately vest in full, in the event of any Change in Control.

     C. Each option which is assumed in connection with a Change in Control shall be appropriately adjusted to apply to the number and class of securities which would have been issuable to the Optionee in consummation of such Change in Control had the option been exercised immediately prior to such Change in Control. Appropriate adjustments shall also be made to the exercise price payable per share under each outstanding option, provided the aggregate exercise price payable for such securities shall remain the same.

III. REMAINING TERMS

     The remaining terms of each option granted under the Automatic Option Grant Program shall be the same as the terms in effect for options made under the Discretionary Option Grant Program.

                                  ARTICLE SIX
                        DIRECTOR FEE OPTION GRANT PROGRAM

I.   OPTION GRANTS

     The Board may implement the Director Fee Option Grant Program as of the first day of any calendar year beginning after the Underwriting Date. Upon such implementation of the Program, each non-Employee Board member may elect to apply all or any portion of the annual retainer fee otherwise payable in cash for his or her service on the Board to the acquisition of a special option grant under this Director Fee Option Grant Program. Such election must be filed with the Corporation's Chief Financial Officer prior to the first day of the calendar year for which the election is to be in effect. Each non-Employee Board member who files such a timely election with respect to the annul retainer fee shall automatically be granted an option under this Director Fee Option Grant Program on the first trading day in January in the calendar year for which that fee would otherwise be payable.

II.  OPTION TERMS

     Each option shall be a Non-Statutory Option governed by the terms and conditions specified below.

     A. EXERCISE PRICE.

        1. The exercise price per share shall be established by the Board prior to the start of each calendar year and may range from one hundred percent (100%) to eighty-five percent (85%) of the Fair Market Value per share of Common Stock on the option grant date.

        2. The exercise price shall become immediately due upon exercise of the option and shall be payable in one or more of the alternative forms authorized under the Discretionary Option Grant Program. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the Exercise Date.

     B. NUMBER OF OPTION SHARES. The number of shares of Common Stock subject to the option shall be determined pursuant to the following formula (rounded down to the nearest whole number):


        X = A  / (B x C), where

        X is the number of option shares,

        A is the dollar amount of the approved reduction in the Optionee's base salary for the calendar year, and

        B is the Fair Market Value per share of Common Stock on the option grant date.

        C is equal to the exercise price per share established by the Board (which amount shall be expressed as a percentage of Fair Market Value).

     C. EXERCISE AND TERM OF OPTIONS. The option shall become exercisable in a series of twelve (12) successive equal monthly installments upon the Optionee's completion of each month of Board service during the calendar year in which the option is granted. Each option shall have a maximum term of ten (10) years measured from the option grant date.

     D. CESSATION OF BOARD SERVICE. Should the Optionee cease Board service for any reason (other than death or Permanent Disability) while holding one or more options, then each such option shall remain exercisable, for any or all of the shares for which the option is exercisable at the time of such cessation of Board service, until the earlier of (i) the expiration of the ten (10)-year option term or (ii) the expiration of the three (3)-year period measured from the date of such cessation of Board service. However, each option held by the Optionee at the time of such cessation of Board service shall immediately terminate and cease to remain outstanding with respect to any and all shares of Common Stock for which the option is not otherwise at that time exercisable.

     E. DEATH OR PERMANENT DISABILITY. Should the Optionee's service as a Board member cease by reason of death or Permanent Disability, then each option held by such Optionee shall immediately become exercisable for all the shares of Common Stock at the time subject to that option, and the option may be exercised for any or all of those shares as fully-vested shares until the earlier of (i) the expiration of the ten (10)-year option term or (ii) the expiration of the three (3)-year period measured from the date of such cessation of Board service.

     Should the Optionee die after cessation of Board service but while holding one or more options, then each such option may be exercised, for any or all of the shares for which the option is exercisable at the time of the Optionee's cessation of Board service (less any shares subsequently purchased by Optionee prior to death), by the Optionee's Beneficiary. Such right of exercise shall lapse, and the option shall terminate, upon the earlier of (i) the expiration of the ten (10)-year option term or (ii) the three (3)-year period measured from the date of the Optionee's cessation of Board service.

III. CHANGE IN CONTROL

     A. In the event of any Change in Control while the Optionee remains in Board service, each outstanding option held by such Optionee shall automatically accelerate so that each such option shall, immediately prior to the effective date of the Change in Control, become fully exercisable with respect to the total number of shares of Common Stock at the time subject to such option and may be exercised for any or all of those shares as fully-vested shares of Common Stock. Each such option accelerated in connection with a Change in Control shall terminate upon the Change in Control, except to the extent assumed by the successor corporation (or parent thereof) or otherwise expressly continued in full force and effect pursuant to the terms of the Change in Control.

IV.  Remaining Terms

     The remaining terms of each option granted under this Director Fee Option Grant Program shall be the same as the terms in effect for options made under the Discretionary Option Grant Program.

                                 ARTICLE SEVEN
                                 MISCELLANEOUS

I.   No Impairment Of Authority

     Outstanding awards shall in no way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

II.  Tax Withholding

     The Corporation's obligation to deliver shares of Common Stock upon the exercise of options or the issuance or vesting of such shares under this Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements. An Optionee may be required to pay to the Corporation, and the Corporation shall have the right and is hereby authorized to withhold from any option, from any payment due or transfer made under any option or under this Plan or from any compensation or other amount owing to an Optionee, the amount (in cash, shares of Common Stock, other securities, other options or other property, as determined by the Plan Administrator) of any applicable withholding taxes in respect of an option, its exercise, or any payment or transfer under an option or under this Plan and to take such other action as may be necessary in the opinion of the Corporation to satisfy all obligations for the payment of such taxes. In the case of payments of options in the form of shares of Common Stock, at the discretion of the Plan Administrator, the Optionee may be required to pay to the Corporation the amount of any taxes required to be withheld with respect to such shares or, in lieu thereof, the Corporation shall have the right to retain (or the Optionee may be offered the opportunity to elect to tender) the number of shares whose Fair Market Value equals the amount required to be withheld. The Plan Administrator may provide for additional cash payments to Optionees to defray or offset any tax arising from the grant, vesting, exercise or payments of any option. In the discretion of the Plan Administrator, the Corporation may offer loans to Optionees to satisfy withholding requirements on such terms as the Plan Administrator may determine, which terms may in the discretion of the Corporation be non-interest bearing.

III. Effective Date And Term Of This Plan

     A. This Plan shall become effective immediately on the Registration Date. However, the Salary Investment Option Grant and Director Fee Option Grant Programs shall not be implemented until such time as the Primary Committee or the Board may deem appropriate. Options may be granted under the Discretionary Option Grant Program at any time on or after the Registration Date. However, no options granted under this Plan may be exercised, and no shares shall be issued under this Plan, until this Plan is approved by the Corporation's stockholders.

     B. This Plan shall serve as the successor to the Predecessor Plan, and no further options or direct stock issuances shall be made under the Predecessor Plan after the Registration Date. All options outstanding under the Predecessor Plan on the Registration Date shall be incorporated into this Plan at that time and shall be treated as outstanding options under this Plan. However, each outstanding option so incorporated shall continue to be governed solely by the terms of the documents evidencing such option, and no provision of this Plan shall be deemed to affect or otherwise modify the rights or obligations of the holders of such incorporated options with respect to their acquisition of shares of Common Stock.

     C. One or more provisions of this Plan, including (without limitation) the option/vesting acceleration provisions of Article Two relating to Changes in Control, may, in the Plan Administrator's discretion, be extended to one or more options incorporated from the Predecessor Plan which do not otherwise contain such provisions.


     D. This Plan shall terminate upon the earliest of (i) December 31, 2009,
(ii) the date on which all shares available for issuance under this Plan shall have been issued as fully-vested shares or (iii) the termination of all outstanding options in connection with a Change in Control. Upon such plan termination, all outstanding options and unvested stock issuances shall thereafter continue to have force and effect in accordance with the provisions of the documents evidencing such grants or issuances.

IV.  Amendment Of This Plan

     A. The Board shall have complete and exclusive power and authority to amend or modify this Plan in any or all respects. However, no such amendment or modification shall adversely affect the rights and obligations with respect to stock options or unvested stock issuances at the time outstanding under this Plan unless the Optionee or the Participant consents to such amendment or modification. In addition, certain amendments may require stockholder approval pursuant to applicable laws or regulations.

     B. Options to purchase shares of Common Stock may be granted under the Discretionary Option Grant and Salary Investment Option Grant Programs and shares of Common Stock may be issued under the Stock Issuance Program that are in each instance in excess of the number of shares then available for issuance under this Plan, provided any excess shares actually issued under those programs shall be held in escrow until there is obtained stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock available for issuance under this Plan. If such stockholder approval is not obtained within twelve (12) months after the date the first such excess issuances are made, then (i) any unexercised options granted on the basis of such excess shares shall terminate and cease to be outstanding and (ii) the Corporation shall promptly refund to the Optionees and the Participants the exercise or purchase price paid for any excess shares issued under this Plan and held in escrow, together with interest (at the applicable Short Term Federal Rate) for the period the shares were held in escrow, and such shares shall thereupon be automatically canceled and cease to be outstanding.

V.   Use Of Proceeds

     Any cash proceeds received by the Corporation from the sale of shares of Common Stock under this Plan shall be used for general corporate purposes.

VI.  Regulatory Approvals

     A. The implementation of this Plan, the granting of any stock option under this Plan and the issuance of any shares of Common Stock (i) upon the exercise of any granted option or (ii) under the Stock Issuance Program shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over this Plan, the stock options granted under it and the shares of Common Stock issued pursuant to it.

     B. No shares of Common Stock or other assets shall be issued or delivered under this Plan unless and until there shall have been compliance with all applicable requirements of Federal and state securities laws, including the filing and effectiveness of the Form S-8 registration statement for the shares of Common Stock issuable under this Plan, and all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which Common Stock is then listed for trading.

VII. No Employment/Service Rights

     Nothing in this Plan shall confer upon the Optionee or the Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining such person) or of the Optionee or the Participant, which rights are hereby expressly reserved by each, to terminate such person's Service at any time for any reason, with or without cause.

                                    APPENDIX

The following definitions shall be in effect under this Plan:


     A. "Automatic Option Grant Program" shall mean the automatic option grant program in effect under this Plan.

     B. "Beneficiary" shall mean, in the event the Plan Administrator implements a beneficiary designation procedure, the person designated by an Optionee or Participant, pursuant to such procedure, to succeed to such person's rights under any outstanding awards held by him or her at the time of death. In the absence of such designation or procedure, the Beneficiary shall be the personal representative of the estate of the Optionee or Participant or the person or persons to whom the award is transferred by will or the laws of descent and distribution.

     C. "Board" shall mean the Corporation's Board of Directors.

     D. "Change in Control" shall mean a change in ownership or control of the Corporation effected through any of the following transactions:

        (i) any "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934 (the "1934 Act")), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, being or becoming the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of greater than fifty percent (50%) of the outstanding voting stock of the Corporation; or

        (ii) at any time during any period of three consecutive years (not including any period prior to the effective date of this Plan), individuals who at the beginning of such period constitute the Board (and any new director whose election by the Board or whose nomination for election by the Corporation's stockholders was approved by a vote of at least two-thirds of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) ceasing for any reason to constitute a majority thereof; or

        (iii) the stockholders of the Corporation approving a merger or consolidation of the Corporation with any other corporation, other than a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 80% of the combined voting power of the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation, or an agreement for the sale by the Corporation of all or substantially all of the Corporation's assets.

     E. "Code" shall mean the Internal Revenue Code of 1986, as amended.

     F. "Common Stock" shall mean the Corporation's common stock.

     G. "Corporation" shall mean Chaparral Network Storage, Inc., a Delaware corporation, and any corporate successor to all or substantially all of the assets or voting stock of Chaparral Network Storage, Inc., which shall by appropriate action adopt this Plan.

     H. "Director Fee Option Grant Program" shall mean the director fee option grant program in effect under this Plan.

     I. "Discretionary Option Grant Program" shall mean the discretionary option grant program in effect under this Plan.

     J. "Employee" shall mean an individual who is in the employ of the Corporation (or any Parent or Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

     K. "Exercise Date" shall mean the date on which the Corporation shall have received written notice of the option exercise.

     L. "Fair Market Value" per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

        (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the date of such determination (or, if such date is not a trading day, for the immediately preceding trading day), as reported in The Wall Street Journal or such other source as the Board deems reliable.

        (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, its Fair Market Value shall be the mean of the closing bid and asked prices for the Common Stock on the date of such determination, as reported in The Wall Street Journal or such other source as the Board deems reliable.

        (iii) For purposes of any option grants made on the Underwriting Date, the Fair Market Value shall be deemed to be equal to the price per share at which the Common Stock is to be sold in the initial public offering pursuant to the Underwriting Agreement.

        (iv) For purposes of any options made prior to the Underwriting Date, the Fair Market Value shall be determined by the Plan Administrator, after taking into account such factors as it deems appropriate.

     M. "Incentive Option" shall mean an option which satisfies the requirements of Code Section 422.

     N. "Involuntary Termination" shall mean the termination of the Service of any individual which occurs by reason of such individual's involuntary dismissal or discharge by the Corporation other than a Termination for Cause.

     O. "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

     P. "Non-Statutory Option" shall mean an option not intended to satisfy the requirements of Code Section 422.

     Q. "Option Surrender Value" shall mean the Fair Market Value per share of Common Stock on the date the option is surrendered to the Corporation. However, if the surrendered option is an Incentive Option, the Option Surrender Value shall not exceed the Fair Market Value per share.

     R. "Optionee" shall mean any person to whom an option is granted under the Discretionary Option Grant, Salary Investment Option Grant, Automatic Option Grant or Director Fee Option Grant Program.

     S. "Parent" shall mean any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation, provided each corporation in the unbroken chain (other than the Corporation) owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     T. "Participant" shall mean any person who is issued shares of Common Stock under the Stock Issuance Program.

     U. "Performance Cycle" means the period of time as specified by the Plan Administrator over which Performance Shares are to be earned.

     V. "Performance Shares" means an award made pursuant to Article 4 which entitles a Participant to receive shares of Common Stock based on the achievement of performance targets during a Performance Cycle.

     W. "Permanent Disability" or "Permanently Disabled" shall mean the inability of the Optionee or the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve
(12) months or more. However, solely for purposes of the Automatic Option Grant and Director Fee Option Grant Programs, Permanent Disability or Permanently Disabled shall mean the inability of the non-Employee Board member to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more.

     X. "Plan" shall mean the Corporation's 2000 Stock Incentive Plan, as set forth in this document.

     Y. "Plan Administrator" shall mean the particular entity, whether the Primary Committee, the Board or the Secondary Committee, which is authorized to administer the Discretionary Option Grant, Salary Investment Option Grant and Stock Issuance Programs with respect to one or more classes of eligible persons, to the extent such entity is carrying out its administrative functions under those programs with respect to the persons under its jurisdiction. However, the Primary Committee shall have the plenary authority to make all factual determinations and to construe and interpret any

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and all ambiguities under this Plan to the extent such authority is not otherwise expressly delegated to any other Plan Administrator.

     Z. "Predecessor Plan" shall mean the Corporation's pre-existing 1998 Stock Option Plan in effect immediately prior to this Plan Effective Date hereunder.

     AA. "Primary Committee" shall mean a committee of two (2) or more non-Employee Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to Section 16 Insiders and highly compensated Employees and to administer the Salary Investment Option Grant Program with respect to all eligible individuals. At all times following the Section 12 Registration Date, the Primary Committee shall be comprised of individuals who (1) are not then current Employees of the Corporation, (2) not then former Employees of the corporation who receive compensation for prior services (other than benefits under a tax-qualified retirement plan) during the taxable year of the Corporation; (3) have not been officers of the Corporation; and (4) do not receive remuneration (including any payment in exchange for goods or services) for the Corporation, either directly or indirectly, in any capacity other than as a director. The preceding sentence is intending to comply with the requirements of Treasury Regulation Section 1.162-27(e)(3), and shall be construed consistently with such intent.

     BB. "Registration Date" shall mean the date of the closing of the Corporation's initial public offering of Common Stock pursuant to an effective registration statement on form S-1.

     CC. "Salary Investment Option Grant Program" shall mean the salary investment grant program in effect under this Plan.

     DD. "Secondary Committee" shall mean a committee of one (1) or more Board members appointed by the Board to administer the Discretionary Option Grant and Stock Issuance Programs with respect to eligible persons other than Section 16 Insiders.

     EE. "Section 16 Insider" shall mean an officer or director of the Corporation subject to the short-swing profit liabilities of Section 16 of the 1934 Act.

     FF. "Service" shall mean the performance of services for the Corporation (or any Parent or Subsidiary) by a person in the capacity of an employee, a non-employee member of the board of directors or a consultant or independent advisor, except to the extent otherwise specifically provided in the documents evidencing the option grant or stock issuance.

     GG. "Stock Exchange" shall mean either the American Stock Exchange or the New York Stock Exchange.

     HH. "Stock Issuance Program" shall mean the stock issuance program in effect under this Plan.

     II. "Subsidiary" shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty

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percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

     JJ. "10% Stockholder" shall mean the owner of stock (as determined under Code Section 424(d)) possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation (or any Parent or Subsidiary).

     KK. "Termination for Cause" shall mean the termination of the Service of any individual which occurs by reason of the individual

         1. committing any fraudulent or felonious act in respect to duties to the Corporation or, with respect to his or her employment, committing an act of moral turpitude of such degree that it bears upon his or her ability to carry out his or her functions under this Agreement; or

         2. committing any willful malfeasance or gross negligence (in the discharge of duties to the Corporation) having a material adverse effect on the Corporation.

     LL. "Underwriting Agreement" shall mean the agreement between the Corporation and the underwriter or underwriters managing the initial public offering of the Common Stock.

     MM. "Underwriting Date" shall mean the date on which the Underwriting Agreement is executed and priced in connection with an initial public offering of the Common Stock.

     NN. "Withholding Taxes" shall mean the Federal, state and local income and employment withholding tax liabilities to which the holder of Non-Statutory Options or unvested shares of Common Stock may become subject in connection with the exercise of those options or the vesting of those shares

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